UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2015

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Intrepid Potash, Inc. (“Intrepid,” “we,” “us,” or “our”) has appointed Brian D. Frantz as Senior Vice President and Chief Accounting Officer, effective as of June 23, 2015.  In his new position, Mr. Frantz will continue to serve as our principal financial officer and principal accounting officer.  Mr. Frantz previously served as our Interim Chief Financial Officer from August 2014 to June 2015, our Vice President—Finance from February 2012 to August 2014, and our Controller and Chief Accounting Officer from July 2010 to August 2014.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 23, 2015, Intrepid’s Board of Directors amended and restated Intrepid’s bylaws to make the following changes:

•                  Revised language regarding officer designations and responsibilities and clarified that Chief Financial Officer is not a required officer position under our bylaws

•                  Removed redundant language and made other non-substantive language changes

The description set forth above is qualified in its entirety by the Amended and Restated Bylaws, which are filed as Exhibit 3.2 to this report and incorporated by reference into this Item 5.03.

Item 9.01                          Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Intrepid Potash, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: June 25, 2015	By:	/s/ Margaret E. McCandless
Margaret E. McCandless
Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Intrepid Potash, Inc.